UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2015

NUCOR CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

1-4119	13-1860817
(Commission File Number)	(IRS Employer Identification No.)

1915 Rexford Road, Charlotte, North Carolina	28211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 366-7000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) The Corporation held its annual meeting of stockholders on May 14, 2015.

(b) At the meeting, stockholders elected all eight of the directors nominated by the Board to serve for a term of one year and until their successors are duly elected and qualified. Each director received a greater number of votes cast “for” his or her election than votes “withheld” from his or her election as reflected below. The stockholders also ratified the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for the year ending December 31, 2015. The stockholders did not approve the stockholder proposal presented at the meeting. For more information on the proposals, see the 2015 Proxy Statement. The final voting results for each of the proposals presented at the meeting are set forth below.

1.	Election of directors:

Director	Votes For	Votes Withheld	Broker Non-Votes
John J. Ferriola	244,053,223	4,413,411	32,929,968
Harvey B. Gantt	245,695,322	2,769,392	32,931,888
Gregory J. Hayes	246,071,849	2,394,816	32,929,937
Victoria F. Haynes, Ph.D.	246,041,797	2,423,665	32,931,140
Bernard L. Kasriel	246,921,672	1,541,993	32,932,937
Christopher J. Kearney	244,060,680	4,405,985	32,929,937
Raymond J. Milchovich	245,371,658	3,095,007	32,929,937
John H. Walker	247,034,910	1,431,755	32,929,937

2.	Ratification of PricewaterhouseCoopers LLP:

Votes For	Votes Against	Abstentions
278,891,477	2,053,683	451,442

3.	Stockholder proposal regarding lobbying and corporate spending on political contributions:

Votes For	Votes Against	Abstentions	Broker Non-Votes
66,346,227	144,107,807	37,919,106	33,023,461

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUCOR CORPORATION

Date: May 19, 2015	By:	/s/ James D. Frias
James D. Frias
Chief Financial Officer, Treasurer and Executive Vice President

3